As filed with the Securities and Exchange Commission on September 11, 2007
                                           Registration No. 333-145132

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                              Amendment No. 1 to

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                         GENERIC MARKETING SERVICES, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     7363               26-0561199
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                  Classification
                                        Number)

          2811 Reidville Road, Suite 23, Spartanburg, SC      29301
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                                 Frank Arnone
                          2811 Reidville Road, Suite 23
                             Spartanburg, SC  29301
                            Phone:  (864) 316-2909
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value     10,873,750(1)   $0.02(2)     $217,475.00   $ 6.68
                   ---------------------------------------------------------

TOTAL                10,873,750       N/A         $217,475.00   $ 6.68
============================================================================

(1) The shares included herein are being distributed to the stockholders of Basic Services, Inc. Basic Services, Inc. shareholders will not be charged or assessed for Generic Marketing Services, Inc. Common Stock, and Basic Services will receive no consideration for the distribution of the foregoing shares in the spin-off.

(2) There currently exists no market for Generic Marketing Services' Common Stock. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

------------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

                          Generic Marketing Services, Inc.

           10,873,750 shares of common stock held by stockholders

This prospectus relates to the distribution by dividend to all of the original stockholders of Basic Services, Inc., 10,873,750 shares of Basic Services, Inc. common stock (the "Distribution"). Generic Marketing Services, Inc. is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by Generic Marketing Services, Inc.

Generic Marketing Services, Inc. is currently a wholly-owned subsidiary of Basic Services, Inc. and after the Distribution Basic Services will be an independent public company.

Subject to the Notice of Effectiveness of this Registration Statement, the holders of Basic Services common stock will receive one share of Generic Marketing Services Class A Common Stock for every one share of Basic Services, Inc. common stock that they hold. Following the Distribution, Basic Services, Inc. will not own any shares of Generic Marketing Services, Inc.

You may be required to pay income tax on all or a portion of the value of the shares of Generic Marketing Services Class A Common Stock received by you in connection with this Distribution.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Currently, no public market exists for Generic Marketing Services, Inc. common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration Statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock is quoted on the OTC-BB, the offering will be made at $0.02 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 10
             --------------------------------------------

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 2007.

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
SUMMARY OF DISTRIBUTION................................................. 3
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF................................ 5
FORWARD-LOOKING STATEMENTS.............................................. 6
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  6
SUMMARY FINANCIAL INFORMATION...........................................10
RISK FACTORS............................................................10
RISK FACTORS RELATING TO OUR COMPANY....................................11
RISK FACTORS RELATING TO OUR COMMON SHARES..............................15
CAPITALIZATION .........................................................19
CERTAIN MARKET INFORMATION..............................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............20
DESCRIPTION OF BUSINESS.................................................22
LEGAL PROCEEDINGS.......................................................26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............27
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................30
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........31
SELLING SHAREHOLDERS....................................................33
THE DISTRIBUTION........................................................36
MANNER OF EFFECTING THE DISTRIBUTION....................................37
FEDERAL INCOME TAX CONSIDERATIONS.......................................43
FEDERAL SECURITIES LAWS CONSEQUENCES....................................45
DESCRIPTION OF SECURITIES...............................................45
DIVIDEND POLICY.........................................................48
TRANSFER AGENT..........................................................48
LEGAL MATTERS...........................................................48
EXPERTS.................................................................48
WHERE YOU CAN FIND MORE INFORMATION.....................................49
FINANCIAL STATEMENTS....................................................50

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.


Corporate Background
--------------------

The Company was organized July 19, 2007 (Date of Inception) under the laws of the State of Nevada, as Generic Marketing Services, Inc. ("Generic Marketing Services"). The Company was incorporated as a subsidiary of Basic Services, Inc., ("Basic Services"), a Nevada corporation.

Basic Services has been engaged in the development of a generic pharmaceutical product, its management has decided to focus its on its generic development, and spin off its marketing segment. Basic Services formed a subsidiary, which solely focuses on marketing products, as compared to developing products. On July 31, 2007, Basic Services decided to spin off its subsidiary.

The Basic Services' director decided it was in the best interest of Basic Services and Generic Marketing Services shareholders to spin-off Generic Marketing Services, in order to allow both companies to focus on their different business plans.


                          SUMMARY OF DISTRIBUTION
                          -----------------------

Generic Marketing Services, Inc. is a wholly-owned subsidiary of Basic Services, Inc. On July 31, 2007, the board of directors of Basic Services approved, subject to the effectiveness of a registration with the U. S. Securities and Exchange Commission, a spin off to Company shareholders of record as of August 13, 2007 (the "Record Date"), on one-to-one basis for every share of Basic Services, Inc. common stock, par value $0.001 owned. The Basic Services, Inc. stock dividend will be based on 10,873,750 shares of Basic Services common stock issued and outstanding as of the record date.

The shares of Generic Marketing Services are owned by Basic Services, who will distribute the Generic Marketing Services shares once the Form SB-2 is effective with the U. S. Securities and Exchange Commission. The shares will be distributed by Empire Stock Transfer, Inc., which acts as our transfer agent. Basic Services, Inc. will retain no ownership in Generic Marketing Services, Inc. following the spin off. Further, Generic Marketing Services, Inc. is no longer be a subsidiary of Basic Services.

Following the Distribution, Basic Services may seek to expand its operations through additional research and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Basic Services. Basic Services may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Basic Services has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

The board of directors and management of Basic Services believe that the Distribution is in the best interests of Basic Services and its stockholders. Basic Services believes that the Distribution will enhance value for Basic Services stockholders and that the spin off of the marketing business into Generic Marketing Services may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. This may help provide the different businesses as a stand-alone company to more easily be able to obtain financing from third parties. Basic Services' present plan, which is subject to change, is to develop generic pharmaceutical products by utilizing outside contract laboratories and facilities. Generic Marketing Services' present plan, which is subject to change, is to develop a sales organization to market products for different manufacturers.

In order to avoid any potential conflict of interest, Basic Services, Inc. and Generic Marketing Services will have different management and different directors.


        Why Generic Marketing Services, Inc. Sent This Document To You

Generic Marketing Services, Inc. sent you this document because you were an owner of Basic Services, Inc. common stock on August 15, 2007, the record date. This entitles you to receive a distribution of one (1) share of Common Stock of Generic Marketing Services, Inc., a wholly-owned subsidiary of Basic Services, Inc., for every one (1) shares of Basic Services, Inc. you own. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Basic Service shares.


This document describes Generic Marketing Services' business, the relationship between Basic Services and Generic Marketing Services, and how this transaction benefits Basic Services and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of Generic Marketing Services stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and Generic Marketing
Service's business, which are described in this document beginning on page 10.

                  Questions And Answers About The Spin-Off

Q.  How Many Generic Marketing Services Shares Will I Receive?

A. Generic Marketing Services, Inc. will distribute to you one (1) share of our common stock for every one (1) shares of Basic Services you owned on August 13, 2007, the record date.

Q.  What Are Shares Of Generic Marketing Services Worth?

A. The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value. After the spin-off, our shares will not be listed on any stock exchange. We have begun the application process to be listed on the OTC-Bulletin Board.

Q.  What Is The History Of The Parent Company?

A. Basic Marketing Services is a spin-off of Eaton Laboratories, Inc. Eaton Laboratories was incorporated in February, 2000, and spent the last seven years developing a generic pharmaceutical product. When Eaton's product did not pass human testing, due to a moisture control issue, Eaton sought other means to protect the interests of its shareholders. Eaton formed IVPSA Corporation subsidiary in August, 2006, to develop medical devices. This Division was spun-off in November, 2006 when both companies were competing for funding to complete their product development. Eaton was subsequently acquired by Hydrogen Hybrid Technologies, Inc., a Canadian company that markets on-board hydrogen generating and injections systems for the cars and light trucks. Hydrogen was not interested in Eaton's generic pharmaceutical product, Basic Services, Inc. was formed as a subsidiary of Eaton, and spun-off to continue with the research and development of generic pharmaceutical products. Basic Services did not have the resources to fully develop a Marketing Division, and felt it was in its the best interest of its shareholders to spin-off its Marketing Division as Generic Marketing Services.

Q.  What Do I Have To Do To Receive My Generic Marketing Services' Shares?

A. No action by you is required. You do not need to pay any money or surrender your Basic Services common shares to receive our common shares. Our transfer agent will mail your Generic Marketing shares to your record address as of the record date.

Q.  When Can I Expect To Receive My Spin Off Shares in Generic Marketing
Services

A. Subject to the Notice of Effectiveness of this Registration Statement, by the U. S. Securities & Exchange Commission, our transfer agent will mail you a share certificate representing your shares. If you are not a record holder of Basic Services, Inc. stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Basic Services Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of Generic Marketing Services' registration statement.

                          Forward-looking Statements
                          --------------------------

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.


About Us
--------

Generic Marketing Services was incorporated in Nevada on July 19, 2007 as a wholly-owned subsidiary of Basic Services, Inc. Generic Marketing Services received the intellectual property of the interests in and rights and title to its plans to market generic pharmaceutical products. This intellectual property was developed by Basic Services and should be regarded as a
nonmonetary asset.   This intellectual property will be used to help Generic
Marketing Services further its business plan, formulate business strategies, and understand the market dynamics to obtain sales and product distribution in the pharmaceutical and OTC marketplace.

Generic Marketing Services, Inc. plans to establish a contract sales force to market pharmaceutical and over-the-counter products. The company plans to market products through drug wholesalers, chain pharmacies, health maintenance organizations, and State Medicaid programs.

Our principal offices are currently located at 2811 Reidville Road, Suite 23 Spartanburg, SC 29301. Our telephone number is (864) 316-2909.



                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------


Distributing Company        Basic Services, Inc., a Nevada corporation.  As
                            used in this prospectus, the term Basic Services includes Basic Services, Inc., unless the context otherwise requires.

Distributed Company         Generic Marketing Services, Inc., a Nevada
                            corporation.  As used in this prospectus, the terms
                            Generic Marketing Services, Inc., the Company, we, our, us and similar terms mean Generic Marketing
                            Services, Inc., as of the relevant date, unless the context otherwise requires.

Basic Services Shares      Basic Services, Inc. will distribute to Basic
to be Distributed          Services stockholders an aggregate of approximately
                           10,873,750 shares of Common Stock, $0.001 par value per share, of Generic Marketing Services, Inc. The shares of Generic Marketing Services, Inc. Common
                           Stock distributed will constitute 100% of the Generic Marketing Services, Inc. Common Stock outstanding after the Distribution. Immediately following the Distribution, Basic Services, Inc.
                           will not own any shares of Generic Marketing
                           Services, Inc. Common Stock and Generic Marketing
                           Services, Inc. will be an independent public company.

Record Date                If you own Basic Services, Inc. shares at the close
                           of business on August 13, 2007 (the "Record Date"), then you will receive Generic Marketing Services, Inc. Common Stock in the Distribution.


Distribution Date          You will receive your Generic Marketing Services,
                           Inc. stock certificate from our transfer agent.
                           The stock certificate will be mailed to you after our Registration Statement becomes effective.
                           If you are not a record holder of Basic Services stock because such shares are held on your behalf by your stockbroker or other nominee, your Generic
                           Marketing Services, Inc. Common Stock should be credited to your account with your stockbroker or other nominee after the Distribution date.
                           Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution               On the Distribution Date, the distribution agent
                           identified below will begin distributing certificates representing our Common Stock to Basic Services stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock.
                           Following the effectiveness of this registration statement, the distributed shares of our Common
                           Stock will be freely transferable unless you are issued shares in respect of restricted shares of Basic Services common stock.

Distribution Ratio         Basic Services will distribute to Generic Marketing
                           Services, Inc. stockholders an aggregate of approximately 10,873,750 shares of Common Stock of Generic Marketing Services, Inc., based on
                           10,873,750 Basic Services shares outstanding on the record date. Therefore, for every one share of Basic
                           Services common stock that you own of record on August 15, 2007, you will receive one share of Generic Marketing Services, Inc. Common Stock.

Distribution Agent         Empire Stock Transfer, Inc.  Their address is 2470
                           St. Rose Pkwy, Suite 304, Henderson, NV 89074.
                           Their telephone number is (702) 818-5898.

Transfer Agent and         Empire Stock Transfer, Inc.  Their address is 2470
Registrar for the Basic    St. Rose Pkwy, Suite 304, Henderson, NV 89074.
Services, Inc. Shares      Their telephone number is (702) 818-5898.

Trading Market             We are not trading on any exchange.

Dividend Policy            Basic Services has not paid cash dividends in the
                           past, and we anticipate that following the Distribution neither Basic Services nor Generic
                           Marketing Services, Inc. will pay cash dividends.
                           However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Basic
                           Services and Generic Marketing Services, Inc. will be at the sole discretion of their respective boards of directors.

Risk Factors               The distribution and ownership of our Common Stock
                           involve various risks. You should read carefully the factors discussed under "Risk Factors" beginning on page 10. Several of the most significant risks of the Distribution include:

                           o The Distribution may cause the price of Basic Services Common Stock to decline.

                           o There has not been a prior trading market for Generic Marketing Services, Inc. Common Stock and a trading market for our Common Stock may not develop.

                           o The Distribution of Basic Services Common Stock may result in tax liability to you.

                           o Basic Services and/or Generic Marketing Services, Inc. may in the future, sell or issue unregistered convertible securities which are convertible into common shares of their common stock without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax         Basic Services and Generic Marketing Services, Inc.
Consequences               do not intend for the Distribution to be a
                           tax-free for U.S. federal income tax purposes. You may be required to pay income tax on the value of your shares of Generic Marketing Services, Inc.
                           Common Stock. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with      After the Distribution, Basic Services and
Basic Services after       Generic Marketing Services will have different
the Distribution           management and directors, and Basic Services will
                           have no ownership in Generic Marketing Services, Inc.

Board of Directors of      After the Distribution, Generic Marketing Services,
Generic Marketing          is expected to have an initial board of one
Services, Inc.             directors.  The initial directors will serve a one-
                           year term. Frank Arnone has been identified to serve on the initial board Generic Marketing
                           Services, Inc.

Management of Generic      Mr. Arnone will serve as Chairman of the Board of
Marketing Services         Generic Marketing Services, Inc. and will also serve
                           as President and Chief Executive Officer of
                           Generic Marketing Services. Mr. Arnone will not be an officer, director or employee of Basic Marketing
                           Services. Mr. Arnone will not provide services to Generic Marketing Services, Inc. on a full-time basis.

Stockholder Inquiries      Any persons having inquiries relating to the
                           Distribution should contact the Shareholder
                           Services department of the distribution agent at
                           (702) 818-5898 or Generic Marketing Services, Inc.,
                           in writing at Generic Marketing Services, Inc.,
                           2811 Reidville Road, Suite 23 Spartanburg, SC  29301
                           or by telephone at (864) 316-2909.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                                             For The Period
                                                            July 19, 2007
                                                             (Inception) to
                                                             July 31, 2007
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $      -
  Net Loss                                                          $   (400)
  Net Loss Per Common Share - Basic and Diluted                     $  (0.00)
Weighted Average Common Shares Outstanding - 10,873,750
  Basic and Diluted

Balance sheet data:
                                                                July 31, 2007
                                                             ------------------
Working Capital                                                     $      0
Total Assets                                                        $      0
Stockholders' Equity                                                $   (400)





                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. Since we are a development marketing services company, we have generated no revenues, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on July 19, 2007, we are a spin off of Basic Services, Inc.; we have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this distribution.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at July 31, 2007 we had no working capital, no assets, and stockholders' equity of approximately $(400). In addition, we had a net loss of approximately $(400) for the period July 19, 2007 (inception) to July 31, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period July 19, 2007 (inception) to July 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have generated no revenue.

We have generated no revenues, we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. We have no operating history as an independent public company and we may be unable to operate profitably as a stand-alone company.

Generic Marketing Services does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Basic Services, Inc. and Generic Marketing Services have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements.
After the Distribution, Generic Marketing Services will be an independent company, unable to rely on Basic Services, Inc. Following the Distribution, Generic Marketing Services will maintain its own credit and banking relationships and perform its own financial and investor relations functions. Generic Markeing Services may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.


5. Since our officer works for another company, his other activities could slow down our operations.

Frank Arnone, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Frank Arnone, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, the distribution of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Arnone. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr. Arnone intends to limit his role in his other business activities and devote more of his time to Generic Marketing Services, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. Our sole officer, Mr. Frank Arnone, no prior experience in running a contract sales organization.

Our sole executive officer has no experience in operating a contract sales organization prior to Generic Marketing Services, Inc. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry.

7. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

As of July 31, 2007, the Company had no working cash and equivalents. The Company needs at least five hundred thousand dollars ($500,000) in order establish a small contract sales force.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

8. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

9. We may not be able to compete with larger sales contract companies, the majority of whom have greater resources and experience than we do.

There are relatively few barriers to entry into the businesses in which we operate and, as the industry continues to evolve, new competitors are likely to emerge. We compete on the basis of such factors as reputation, service quality, management experience, performance record, customer satisfaction, ability to respond to specific client needs, integration skills and price. Increased competition and/or a decrease in demand for our services may lead to price and other forms of competition.

There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

10. Our service businesses depend on expenditures by companies in the life sciences industries.

Our future service revenues depend on promotional, marketing and sales expenditures by companies in the life sciences industries, including the pharmaceutical, over-the-counter and biotechnology industries. Promotional, marketing and sales expenditures by pharmaceutical manufacturers have in the past been, and could in the future be, negatively impacted by, among other things, governmental reform or private market initiatives intended to reduce the cost of pharmaceutical products or by governmental, medical association or pharmaceutical industry initiatives designed to regulate the manner in which pharmaceutical manufacturers promote their products. Furthermore, the trend in the life sciences industries toward consolidation may result in a reduction in overall sales and marketing expenditures and, potentially, a reduction in the use of contract sales and marketing services providers.


11. Our future service contracts will be short-term agreements and are cancelable at any time, which may result in lost revenue and additional costs and expenses.

Our future service contracts will be generally for a term of one year and these service contracts may be terminated by the client at any time for any reason. Additionally, certain of our clients have the ability to significantly reduce the number of representatives we deploy on their behalf. The termination or significant reduction of a contract by one of our future major clients not only results in lost revenue, but will causes us to incur additional costs and expenses. The loss, termination or significant reduction of a large contract or the loss of multiple contracts could have a material adverse effect on our business, financial condition or results of operations.


12. If we are unable to attract key employees, we may be unable to support the growth of our business.

Successful execution of our business strategy depends, in large part, on our ability to attract and retain qualified sales representatives and other personnel with the skills and qualifications necessary to fully execute our programs and strategy. Competition for talent among companies in the our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.

13. Our sole officer/director and largest shareholders own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer/director and our principal stockholders, in the aggregate, beneficially own approximately or have the right to vote approximately 91.8% of our outstanding common stock. As a result, these three stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.



                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

14. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

15. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:
(a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

16. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Generic Marketing Services, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in pharmaceutical industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.


17. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

18. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


19. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of July 31, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                         July 31, 2007
                                                       ------------------

                                                            Actual
                                                         -----------

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, no shares
    issued and outstanding as of 7/31/07                            -
   Additional paid-in capital                                     400
   (Deficit) accumulated during development
    stage                                                        (400)
                                                         -------------
                                                                    -
                                                         -------------
                                                         $          -
                                                         =============

                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.



           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Basic Services and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange

Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a contract sales company, that represents companies that do not have a sale organization. We plan to focus our selling efforts towards drug wholesalers, chain pharmacies, health maintenance organizations and State Medicaid programs.

Results of Operations for Period Ending July 31, 2007

We earned no revenues since our inception on July 19, 2007 through July 31, 2007. We do not anticipate earning any significant revenues until such time as we can establish a sales force to market pharmaceutical and over-the-counter products. We are presently in the development stage of our business and we can provide no assurance that we will be successful in developing any generic pharmaceutical products.

For the period of inception through July 31, 2007 we generated no income. Since our inception on July 19, 2007, we experienced a net loss of $(400). Our loss was attributed to organizational expenses. Our operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated no revenues for the period from July 19, 2007 (inception) through July 31, 2007. We do not anticipate generating any revenues for at least 24 months.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2007 reflects no assets and no current liabilities.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.



                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized July 19, 2007 (Date of Inception) under the laws of the State of Nevada, as Generic Marketing Services, Inc. The Company was incorporated as a subsidiary of Basic Services, Inc., a Nevada corporation.

Generic Marketing Services Business Plan
----------------------------------------

We a developmental stage company which plans to create and execute sales and marketing programs with the goal of demonstrating our ability to maximize their sales performance for our future clients. It is our goal to provide outsourced sales and marketing services.

We envision that our future clients will engage us on a contractual basis to design and implement promotional programs for both prescription and over-the-counter products. The programs are designed to increase product sales and are tailored to meet the specific needs of the product and the client.
These services will be provide on a fee for service basis. These contracts may include incentive payments that can be earned if our activities generate results that meet or exceed performance targets. Contracts may be terminated with or without cause by our clients.


Business Strategy
-----------------

We plan to provide outsourced sales services to producers of pharmaceutical products and over-the counter products who do not have their own sales organizations. Management believes that the bulk of our sales effort will be directed towards drug wholesalers, chain pharmacies, health maintenance organizations, and State Medicaid Programs. We anticipate providing both "Dedicated Teams" and "Shared Sales Teams."

Dedicated Teams
---------------

A dedicated contract sales team works exclusively on behalf of one client. The sales team needs to be customized to meet the specifications of our future clients with respect to representative profile, physician targeting, product training, incentive compensation plans, integration with clients' in-house sales forces, call reporting and data integration. Without adding permanent personnel, the client obtains the use of a contract sales force, without developing its own in-house sales force.

Shared Sales Teams
------------------

Our Select Access teams sell multiple brands from different pharmaceutical companies. Using these teams, we can make a face-to-face selling resource available to those clients that want an alternative to a dedicated team. Select Access is a leading provider of these detailing programs in the U.S. Since costs are shared among various companies, these programs may be less expensive for the client than programs involving a dedicated sales force. With a Select Access team, the client still gets targeted coverage of its physician audience within the representatives' geographic territories.

Generic Marketing Services Funding Requirements
-----------------------------------------------

Generic Marketing Services does not have the required capital or funding to execute its business plan. Management anticipates Generic Marketing will require at least $500,000 to build its required sales force to call on key customers.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.


Marketing Strategies
--------------------

Our marketing efforts will target established and emerging companies in the pharmaceutical and over-the-counter industries. Our marketing efforts are designed to reach the senior sales, marketing, and business development personnel within these companies, with the goal of informing them of the services we can offer and the value we can bring to their products. We may consider advertising in trade publications, direct mail campaigns, attend industry seminars and conferences and establish a direct selling effort.
We are reviewing possible business opportunities to develop a customized strategy and solution for each attractive business opportunity.

Competition
-----------

There are relatively few barriers to entry into the businesses in which we operate and, as the industry continues to evolve, new competitors are likely to emerge. We compete on the basis of such factors as reputation, service quality, management experience, performance record, customer satisfaction, ability to respond to specific client needs, integration skills and price. Increased competition and/or a decrease in demand for our services may lead to price and other forms of competition.

Intellectual Property
---------------------

Basic Services, the parent Company of Generic Marketing Services has acquired sales and marketing intellectual property during it developmental stage. This intellectual property has been classified as a nonmonetary asset, and does not appear on our balance sheet as an asset. This intellectual property will help us further our business plan, formulate business strategies, and understand the market dynamics to obtain sales and product distribution in the pharmaceutical and OTC marketplace.

We regard substantial elements of our business plan, and underlying infrastructure as proprietary and attempts to protect them by trade secret laws and restrictions on disclosure and transferring title and other methods. We plan to enter into confidentiality agreements with our future employees, future suppliers and future consultants and in connection with license agreements with third parties. We plan to control access to and distribution of our documentation and other proprietary information.
Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the our proprietary information without authorization or to develop similar proprietary information independently.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.



PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.


Government and Industry Regulation
----------------------------------

The healthcare sector is heavily regulated by both government and industry. Various laws, regulations and guidelines established by government, industry and professional bodies affect, among other matters, the approval, provision, licensing, labeling, marketing, promotion, price, sale and reimbursement of healthcare services and products, including pharmaceutical and over-the-counter products. The federal government has extensive enforcement powers over the activities of pharmaceutical manufacturers, including authority to withdraw product approvals, commence actions to seize and prohibit the sale of unapproved or non-complying products, to halt manufacturing operations that are not in compliance with good manufacturing practices, and to impose or seek injunctions, voluntary recalls, and civil monetary and criminal penalties.

Employees
---------

We have no employees other than Mr. Arnone, our President. He plans to devote 5-10 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 2811 Reidville Road, Suite 23
Spartanburg, SC 29301. Our telephone number is (864) 316-2909. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.


                             LEGAL PROCEEDINGS
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of July 31, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   ----------------------------------
Frank Arnone                 60    President, Secretary and Director

The business address for our officers/directors is: c/o Generic Marketing Services, Inc., 2811 Reidville Road, Suite 23, Spartanburg, SC 29301. Set forth below is a brief description of the background and business experience of our sole officer/director for the past five years.


Frank Arnone, President and Director
--------------------------------------

1972          Graduated from Long Island University
              B.A. Marketing

1966-1970     United States Army

1973-1976     Foodmaker Inc.
              Operations/Training Manager
              Marketing Manager

1976-1980     Steak and Ale Restaurant Group
              Marketing/Development manager-Benigans Taverns

1980-1995     Pepsico-Restaurant Division
              Various positions within the Marketing/Advertising
              Department of Pizza Hut
              Left as Senior Director National Marketing Pizza Hut

1995-1999     Flagstar/Advantica Inc.
              VP-Marketing Quincy's Restaurants

1999-Present  President Sir Toms Tobacco Emporium Inc.
              Retail Operation of Premium Cigars and tobaccos
              2 units

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
---------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since July 19, 2007 (inception) of the company through July 31, 2007. Basic Services has no intention of paying any salaries at this time. Basic Services intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through July 31, 2007.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. Frank Arnone is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

The company's sole officer/director has contributed office space for our use for all periods presented. There is no charge to us for the space.

Our officer/director can be considered a promoter of Generic Marketing Services, Inc. in consideration of his participation and managing of the business of the company.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock;
(ii) each officer and director of our Company; and (iii) all officers and directors as a group, following the Distribution. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U. S. Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,873,750 shares of our common stock to be issued and outstanding after the Distribution. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common     Frank Arnone (2)       Pres./Director        500,000        4.6%
Common     T. J. Jesky (3)        Shareholder         5,000,000       45.9%
Common     Mark DeStefano (4)     Shareholder         4,500,000       41.3%
---------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person  )                                500,000       91.8%

(1) The percentages listed in the Percent of Class column are based upon 10,873,750 issued and outstanding shares of Common Stock.
(2)  Frank Arnone, 2811 Reidville Road, Suite 23, Spartanburg, SC  29301.
(3)  T. J. Jesky, 2235 E. Flamingo Road, Suite 114, Las Vegas, NV 89119.
(4)  Mark DeStefano, 9604 Royal Lamb Drive, Las Vegas, Nevada  89145.


We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                           Selling Shareholders
                           --------------------

This Prospectus relates to the resale of 10,873,750 shares of common stock by the selling shareholders. The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of common stock by the selling shareholders for shares to be issued with the spin-off of Generic Marketing Services.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares to be owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.

The beneficial ownership of each shareholder will not change after the offering. The beneficial owners are selling securityholders who will receive a spin-off dividend and are not acquiring additional shares. Therefore, the table below assumes that all securities registered will be sold.


                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be      Percent
                             Common       Be           Owned      Owned
                             Shares       Offered for  Upon       upon
                             Owned Prior  Selling      Completion completion
                             To this      Shareholder  of this    of this
Name of Selling Stockholder  Offering     Account(1)(3) Offering  Offering(2)
---------------------------  -----------  -----------  --------  ------------
Alpine Securities Corp.              100          100       100           Nil
Arnone, Frank                    500,000      500,000   500,000          4.6%
Ameritrade, Inc.                     100          100       100           Nil
Anderson, Dana                       100          100       100           Nil
Anderson, Eileen                     100          100       100           Nil
Barker, Bradford J.                  100          100       100           Nil
Berteyk, Bruce                       100          100       100           Nil
Berteyk, Jojo                        100          100       100           Nil
Bishop, Jacquelyn                    100          100       100           Nil
Bishop, Jamie                        100          100       100           Nil
Bolea, Alex                           50           50        50           Nil
Bolsa S.A.(5)                     56,000       56,000    56,000           Nil
Burch, Jeff T.                       100          100       100           Nil
Carlson, Daneil                      100          100       100           Nil

                                       33


Casanovas, Ralph & Linald            750          750       750           Nil
Cede & Co.                         6,100        6,100     6,100           Nil
Charles M & Annette M.               100          100       100           Nil
  Ferrall TTEE
Charles Schwab & Co., Inc.           200          200       200           Nil
Chavez, Thomas                       100          100       100           Nil
Cigliano, Carol A.                   100          100       100           Nil
Citigroup Global Markets Inc.        100          100       100           Nil
Clark, Mary A. &                     250          250       250           Nil
  Gillins, Michael L.
Colello, Anthony                     100          100       100           Nil
Deede, Brian                         100          100       100           Nil
DeStefano, Mark                4,500,000    4,500,000 4,500,000         41.3%
Dillon, Raymond                      100          100       100           Nil
Dolores Estrada TTEE Rev. Trust    1,000        1,000     1,000           Nil
Eiden, Daniel M.                     100          100       100           Nil
Esparza, Eva                     500,000      500,000   500,000          4.6%
E*Trade Clearing LLC                 750          750       750           Nil
Finkel, Bobbee                       100          100       100           Nil
First Clearing, LLC                5,000        5,000     5,000           Nil
Gaeghty, Joseph                      125          125       125           Nil
Green, Esther                        100          100       100           Nil
Green, Lamont                        100          100       100           Nil
Greenfelder, Cassi                   100          100       100           Nil
Greenfelder, Glen E.                 100          100       100           Nil
Hale, Bernard F.                     100          100       100           Nil
Harper, John Dean                    100          100       100           Nil
Hegerty, Patrick D.                  100          100       100           Nil
Hehr, Amy                            100          100       100           Nil
Homes, Richard                       100          100       100           Nil
Jarvela, Keith                       100          100       100           Nil
Jesky, Joan                          100          100       100           Nil
Jesky, Richee                        100          100       100           Nil
Jesky, Rick                          100          100       100           Nil
Jesky, T. J.                   5,000,000    5,000,000 5,000,000         45.9%
Jimenez, Edward & Laura            1,000        1,000     1,000           Nil
Joyce, Patrick                       100          100       100           Nil
Kennedy, Jennifer J.                 100          100       100           Nil
King, Mike                           100          100       100           Nil
Kirk, Rose M.                        100          100       100           Nil
Kudrewicz, Richard                 2,500        2,500     2,500           Nil
Macaraeg, Antonio                    100          100       100           Nil
Macaraeg, Constance                  100          100       100           Nil
Martin S. Wilner TTE               2,500        2,500     2,500           Nil
McGrath, Sherrie A.                  100          100       100           Nil
Mongan, Brenton                      100          100       100           Nil
Mongan, Sharon                       100          100       100           Nil
Moody, Jon T.                        100          100       100           Nil
Morales, Dennis                      100          100       100           Nil
Moroney, Brendan F.                  100          100       100           Nil
Mura, Marion                         100          100       100           Nil


                                        34


Narcross, David C.                   100          100       100           Nil
National Investor Services Corp.     475          475       470           Nil
Natko, Peter M.                      100          100       100           Nil
Ortiz, Maurice                     2,500        2,500     2,500           Nil
Palacio, Gene                        100          100       100           Nil
Pavlowski, Laura                     100          100       100           Nil
Pegram, Billy M.                     100          100       100           Nil
Pegram, Howard E.                    100          100       100           Nil
Penson Financial Services, Inc.   40,150       40,150    40,150           Nil
Petas, R. S.                         100          100       100           Nil
Pike, Branden                        100          100       100           Nil
Pike, Linda                          100          100       100           Nil
Rogers, Danyella                     100          100       100           Nil
Roth, Shannon                        100          100       100           Nil
San Nicholas, Inc.(6)            222,250      222,250   222,250          2.0%
Scottrade, Inc.                    1,050        1,050     1,050           Nil
Soehnlein, Mark                      100          100       100           Nil
Sutherland, Mary Ann               5,000        5,000     5,000           Nil
Trachtman, George                    100          100       100           Nil
Triax Capital Management Inc.     17,500       17,500    17,500           Nil
UBS Securities LLC                   500          500       500           Nil
Watkins, Angela                      100          100       100           Nil
Westenfield, Brian J.                100          100       100           Nil
Williams, Carl                       100          100       100           Nil
Williams, Laura S.                   100          100       100           Nil
Woolsey, Burke S.                  1,250        1,250     1,250           Nil
Wright, Douglas                      100          100       100           Nil
Zimmerman, Doreen E.                 100          100       100           Nil
Zimmerman, Edward C. III             250          250       250           Nil
Zimmerman, Edward C. Jr.             100          100       100           Nil

Total:                        10,873,750


1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

2) The percentage is based on 10,873,750 common shares outstanding as of July 31, 2007.

3) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

4) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.

5)  Bolsa, S.A., David Gonzalez is the beneficial owner of this entity.

6)  San Nicholas, Eva Esparza is the beneficial owner of this entity.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In July 2007, Basic Services, Inc. board of directors declared a distribution payable to the holders of record of outstanding Basic Services, Inc. common stock at the close of business on August 15, 2007, (the "Record Date"). The Basic Services, Inc. stock dividend was based on 10,873,750 shares of Basic Services common stock that were issued and outstanding as of the record date.

Generic Marketing Services is a wholly-owned subsidiary of Basic Services, Inc. As a result of the Distribution, 100% of the outstanding Generic Marketing Services Common Stock will be distributed to Basic Services, Inc. stockholders. Immediately following the Distribution, Basic Services, Inc. will not own any shares of Generic Marketing Services Common Stock and Generic Marketing Services will be an independent public company. The Generic Marketing Services Common Stock will be distributed by stock certificates, issued by Empire Stock Transfer, our stock transfer agent.

On July 19, 2007, Generic Marketing Services received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other proprietary information of the marketing operations of Basic Services, Inc., a Nevada corporation.

Following the Distribution, Basic Services, Inc. may seek to expand its operations through additional research and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of Basic Services. Basic Services may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, Basic Services has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Generic Marketing Services, Inc. principal executive offices are located at 2811 Reidville Road, Suite 23, Spartanburg, SC 29301, and its telephone number is (864) 316-2909.


Reasons for the Distribution
----------------------------


The board of directors and management of Basic Services believe that the Distribution is in the best interests of Basic Services and its stockholders. Basic Services believes that the Distribution will enhance value for Basic Services stockholders and that the spin off of the marketing business into Generic Marketing Services may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. This may help provide the different businesses as a stand-alone company to more easily be able to obtain financing from third parties. In order to avoid any potential conflict of interest, Basic
Services and Generic Marketing Services will have different management and different directors.



                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one share of Generic Marketing Services, Inc. Common Stock for one share of Basic
Services, Inc. common stock outstanding on the Record Date. This includes a total of 10,873,750 common shares.

At the time of the Distribution, the shares of Generic Marketing
Services, Inc. Common Stock to be distributed will constitute 100% of the outstanding Generic Marketing Services, Inc. Immediately following the Distribution, Basic Services, Inc. will not own any Generic
Marketing Services, Inc. Common Stock and Basic Services will be an independent public company.

The shares of Generic Marketing Services, Inc. Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 38.

Basic Services, Inc. and Generic Marketing Services, Inc. will notify Empire stock transfer agent, their mutual stock transfer company to issue the common shares to the Generic Marketing Services, Inc. shareholders upon effectiveness of the Generic Marketing Services, Inc. registration statement. Following the Distribution, each record holder of Basic Services, Inc. stock on the Record Date will receive from the Transfer Agent a share certificate of Generic Marketing Services, Inc. Common Stock in the stockholder's name based on the same number of Basic Services shares owned.

If you are not a record holder of Basic Services, Inc. stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Basic Services Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of Generic Marketing Services' registration statement.

No Basic Services, Inc. stockholder will not be required to pay any cash or other consideration for the shares of Generic Marketing Services, Inc. Common Stock received in the Distribution, or to surrender or exchange Basic Services, Inc. shares in order to receive shares of Generic Marketing Services, Inc. Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Basic Services, Inc. shares. No vote of Basic Services, Inc. stockholders is required or sought in connection with the Distribution, and Basic Services, Inc. stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of Generic Marketing Services, Inc. Common Stock in the Distribution, Basic Services, Inc. stockholders must be stockholders at the close of business on August 15, 2007, the Record Date. The Distribution will take effect subject to a Notice of Effectiveness for this Registration Statement.

Results of the Distribution
---------------------------

After the Distribution, Generic Marketing Services, Inc. will be a separate public company. Based on the original 10,873,750 common shares of Basic Services, Inc. shares outstanding, Generic Marketing Services, Inc. expects to have approximately 100 holders of record of Generic Marketing Services, Inc. Common Stock, and 10,873,750 common shares of Basic Services Common Stock outstanding, immediately after the Distribution. The Distribution will not affect the number of outstanding Basic Services, Inc. shares or any rights of Basic Services, Inc. stockholders.

Generic Marketing Services Common Stock
---------------------------------------

Neither Basic Services nor Generic Marketing Services, Inc. makes any recommendations on the purchase, retention or sale of shares of Basic Services, Inc. common stock or shares of Generic Marketing Services, Inc. Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Basic Services, Inc. or Generic Marketing Services, Inc. shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Basic Services, Inc. common stock or Generic Marketing Services, Inc. Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the Generic Marketing Services, Inc. Common Stock. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. The shares of Generic Marketing Services, Inc. Common Stock distributed to Basic Services, Inc. stockholders will be freely transferable, except for (1) shares of Generic Marketing Services, Inc. Common Stock received by persons who may be deemed to be affiliates of Basic Services under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of Generic Marketing Services, Inc. Common Stock received by persons who hold restricted shares of Basic Services, Inc. common stock. Persons who may be deemed to be affiliates of Basic Services after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Generic Marketing Services, Inc. and may include certain directors, officers and significant stockholders of Generic Marketing Services, Inc. Persons who are affiliates of Generic Marketing Services, Inc. will be permitted to sell their shares of Generic Marketing Services, Inc. Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

Following the Distribution, Basic Services, Inc. expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "BICV." Even though Basic Services is currently a publicly held company, there can be no assurance as to whether an active trading market for Basic Services common stock will develop after the Distribution. Generic Marketing Services, Inc. stockholders may sell their Generic Marketing Services, Inc. common stock following the Distribution. Whether an active trading market for Generic Marketing Services common stock will be maintained after the Distribution and the prices for Generic Marketing Services common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, Generic Marketing Services' results of operations, what investors think of Generic Marketing Services and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Basic Services Common Stock and/or Generic Marketing Services' common stock.

Admission to Quotation on the OTC Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever be
qualified for quotation on the OTC Bulletin Board.   We have begun the
application process with Westminster Securities Corporation to apply for listing on the OTC-BB. We expect the application process will not be approved until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualified for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Selling Security Holders Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there


                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to Basic Services stockholders who hold Basic Services common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to Basic Services stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold Basic Services common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. Basic Services stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

Based upon the assumption that the spin-off fails to qualify as a tax-free distribution under Section 355 of the Code, then each Basic Services stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of Basic Services' current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in Basic Services common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of Basic Services common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the distribution, information with respect to the allocation of tax basis among Basic Services and our common stock will be made available to the holders of Basic Services common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply Basic Services with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 10,873,750 shares of Generic Marketing Services, Inc. common stock distributed to Basic Services stockholders in the spin-off, following the effectiveness of this registration statement, all 10,873,750 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of Basic Services under Securities Act rules. Persons who may be deemed to be affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with Generic Marketing Services, such as our directors and executive officers. Approximately 10,000,000 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of Generic Marketing Services, Inc. generally will be permitted to sell their shares of Generic Marketing Services, Inc. common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, Generic Marketing Services, Inc. common stock received by Generic Marketing Services, Inc. affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding Generic Marketing Services, Inc. common stock or the average weekly trading volume for Generic Marketing Services, Inc. common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. Upon Distribution, there will be 10,873,750 common shares outstanding which were held by approximately one hundred (100) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated Expenses.


                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.



                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Generic Marketing Services, Inc. in consideration of her participation and managing of the business of the company since its incorporation.



                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                         Generic Marketing Services, Inc.

                              FINANCIAL STATEMENTS
                                  July 31, 2007







TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------



                                                                   PAGE
                                                                   ----
Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

        REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        -------------------------------------------------------

To the Board of Directors
Generic Marketing Services Inc
(A Development Stage Company)

We have audited the accompanying balance sheet of Generic Marketing Services Inc as of July 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception July 19, 2007 through July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Generic Marketing Services Inc as of July 31, 2007 and the results of its operations and its cash flows from inception July 19, 2007 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
- ---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    August 1, 2007

             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501

                      Generic Marketing Services, Inc.
                       (A Development Stage Company)
                               Balance Sheet
                               July 31, 2007



Balance Sheet

                                                           July 31,
                                                             2007
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $          -
                                                         -------------
     Total current assets                                           -

                                                         $          -
                                                         =============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
    Shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued                                  -
   Additional paid-in capital                                     400
   (Deficit) accumulated during development
    stage                                                        (400)
                                                         -------------
                                                                    -
                                                         -------------
                                                         $          -
                                                         =============


   The accompanying notes are an integral part of these financial statements.

                      Generic Marketing Services, Inc.
                       (A Development Stage Company)
                          Statement of Operations
       For the Period from July 19, 2007 (Inception) to July 31, 2007



Statement of Operations


                                                            July 19, 2007
                                                            (inception) to
                                                               July 31,
                                                                 2007
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
Organizational Costs                                                    400

                                                            ----------------
   Total expenses                                                       400
                                                            ----------------

Net (loss)                                                  $          (400)
                                                            ================

Weighted average number of
 common shares outstanding                                                0
                                                            ================

Net (loss) per share                                        $         (0.00)
                                                            ================


  The accompanying notes are an integral part of these financial statements.

                      Generic Marketing Services, Inc.
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
      For the period July 19, 2007 (Date of Inception) to July 31, 2007




Statements of Changes in Stockholders' Equity


                                                    (Deficit)
                                                   Accumulated
                          Common Stock   Additional  During       Total
                       ------------------ Paid-in  Development Stockholders'
                         Shares   Amount  Capital    Stage        Equity
                       ---------- ------- -------- ---------- --------------
July 19, 2007
 Donated Capital               -       -      400                       400

Net loss as of 7/31/07                                  (400)          (400)
                       ---------- ------- -------- ---------- --------------

Balance,
 July 31, 2007                 -  $    -  $   400  $    (400) $           -
                       ========== ======= ======== ========== ==============




  The accompanying notes are an integral part of these financial statements.

                      Generic Marketing Services, Inc.
                       (A Development Stage Company)
                          Statement of Cash Flow
       For the Period from July 19, 2007 (Inception) to July 31, 2007

Statement of Cash Flow
                                                            July 19, 2007
                                                            (inception) to
                                                               July 31,
                                                                 2007
                                                            ----------------
Cash flows from operating activities:
Net (loss)                                                  $          (400)
                                                            ----------------

Net cash (used) by operating activities                                (400)
                                                            ----------------


Cash flows from financing activities:
Additional paid-in capital                                              400
                                                            ----------------
Net cash provided by financing activities                               400
                                                            ----------------

Net increase (decrease) in cash                                           -
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $             -
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================

  The accompanying notes are an integral part of these financial statements.

                      Generic Marketing Services, Inc.
                       (A Development Stage Company)
                       Notes to Financial Statements


NOTE 1.   General Organization and Business

The Company was organized July 19, 2007 (Date of Inception) under the laws of the State of Nevada, as Generic Marketing Services, Inc. The Company was incorporated as a subsidiary of Basic Services, Inc., ("Basic"), a Nevada corporation. The Company was incorporated to conduct any legal
business.   The Company plans to develop a sales staff to market generic pharmaceutical products.


NOTE 2.    Summary of Significant Accounting Practices

The Company has no cash assets or current liabilities as of July 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.


Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.


Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.

                       Generic Marketing Services, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.


Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.


Year-end
--------
The Company has selected July 31 as its year-end.


Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                        Generic Marketing Services, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)


Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.


NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

There have been no issuances of common or preferred stock.

                        Generic Marketing Services, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                        Generic Marketing Services, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or
(d) is required to be made pursuant
to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    7
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  293
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

Generic Marketing Services, Inc. is a wholly-owned subsidiary of Basic Services, Inc. Basic Services, Inc. plans to spin-off Generic Marketing Services, Inc. There have been no shares issued to the shareholders of Generic Marketing Services. Shares will be issued to Generic Marketing Services subject to a Notice of Effectiveness of this Registration Statement.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
--------------------------------------------------------------------------
         3.1          Articles of Incorporation*          Previously filed
--------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*           Previously filed
--------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.*    Previously filed
                      regarding the legality of the
                      securities being registered
--------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,      Previously filed
                      Chartered for August 3, 2007
                      audit
--------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.*    Previously filed
                      (included in Exhibit 5.1).
--------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,      This filing
                      Chartered for August 1, 2007
                      audit
--------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on*    Previously filed
                      the signature page of this
                      registration statement)
--------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on August 6, 2007.


                                  UNDERTAKINGS
                                  ------------

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dana Washington, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  September 11, 2007          By:  /s/ Frank Arnone
       ------------------         --------------------------------------------
                                           Frank Arnone
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on September 11, 2007.

                                  GENERIC MARKETING SERVICES, INC.

                                  By:  /s/ Frank Arnone
                                       ---------------------------------------
                                           Frank Arnone
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                  EXHIBIT INDEX
                                  -------------

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*          Previously filed
--------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*           Previously filed
--------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.*    Previously filed
                      regarding the legality of the
                      securities being registered
--------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,      Previously filed
                      Chartered for August 1, 2007
                      audit
--------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.*    Previously filed
                      (included in Exhibit 5.1).
--------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,      This filing
                      Chartered for August 1, 2007
                      audit
--------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on*    Previously filed
                      the signature page of this
                      registration statement)
--------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on August 6, 2007.